As filed with the Securities and Exchange Commission on May 23, 2002.

                                                          Registration No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               FOSTER WHEELER LTD.
             (Exact name of Registrant as specified in its charter)

            Bermuda                                               22-3802649
  --------------------------------                           -------------------
   (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                            Perryville Corporate Park
                         Clinton, New Jersey 08809-4000
                    (Address of principal executive offices)

                  1995 Stock Option Plan of Foster Wheeler Inc.
                            (Full title of the plan)

                             THOMAS R. O'BRIEN, ESQ.
                    General Counsel and Senior Vice President
                            Perryville Corporate Park
                         Clinton, New Jersey 08809-4000
                     (Name and address of agent for service)

                                 (908) 730-4020
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE
-------------------------------------- -------------------------- ----------------------- --------------------- --------------------


                                                                                                Proposed
                                                                         Proposed                Maximum
                                                Amount                    Maximum               Aggregate             Amount of
                                                  to be              Offering Price Per          Offering            Registration
Title of Securities to be registered          Registered                 Share (1)              Price (1)                Fee
-------------------------------------- -------------------------- ----------------------- --------------------- --------------------

Common Shares, $1.00 par                       2,000,000                  $1.77                $3,540,000             $325.68
 value per share (3)                          shares (2)
-------------------------------------- -------------------------- ----------------------- --------------------- --------------------
(1)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance  with the provisions of Rule 457(c),  and based upon the average of the high and low  prices  of the  common  shares  on the New York  Stock
     Exchange on May 20, 2002.
(2)  This  Registration  Statement also covers such additional  shares of common shares as may be issuable pursuant to anti-dilution provisions.
(3)  The Registrant is also  registering  the preferred  share  purchase  rights which are  attached  to the  shares of the  Registrant's  Common  Shares as provided  by the Rights  Agreement  dated as of May 21,  2001  between  the
     Registrant and Mellon Investor Services LLC, as Rights Agent.



REGISTRATION OF ADDITIONAL SHARES

          The Registrant files this Registration Statement in order to register 2,000,000 additional common shares of the Registrant to be issued pursuant to the 1995 Stock Option Plan of Foster Wheeler Inc., a wholly-owned, indirect subsidiary of Foster Wheeler Ltd.

          Pursuant to Instruction E to Form S-8, the relevant opinions and consents are hereby provided, and the registrant pays the additional filing fee required in respect of the additional shares.


PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The  registrant  hereby   incorporates  the  following   documents  by
reference:

          (a) The Registrant's Registration Statement on Form S-8 filed on June 1, 1995 (Reg. No. 33-59739);

          (b) The Registrant's Registration Statement on Form S-8 filed on April 27, 1999 (Reg. No. 333-77125);

          (c) The Registrant's Registration Statement on Form S-8 filed on June 27, 2001 (Reg. No. 003-59739);

          (d) The Registrant's Annual Report on Form 10-K filed for year ended December 28, 2001 filed on April 12, 2002;

          (e) The Registrant's Quarterly Report on Form 10-Q for the first quarter ended March 29, 2002, filed on May 13, 2002;

          (f) The Registrant's Current Reports on Form 8-K filed on January 10, 2002, January 14, 2002, January 29, 2002, March 8, 2002, April 2,
               2002, April 3, 2002, and April 15, 2002;

          (g) The description of the Registrant's Common Shares contained in its Current Report on Form 8-K, filed on April 12, 2002;

          (h) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Current Report on Form 8-K filed on May 25, 2001; and

          (i) The Registrant's Registration Statement on Form 8-A filed on April 26, 2002 (file number 001-31305).

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the provisions of the Companies Act 1981 of Bermuda, the Company has adopted provisions in its bye-laws which require that the Directors, Secretary and other Officers (such term to include, for the purposes of bye-laws 27 and 28, any Person appointed to any committee of the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator of trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, losses, actions damages or expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter that would render it void by the operation of any applicable law in respect of any fraud, dishonesty or willful misconduct which misconduct which may attach to any of said persons. The indemnity in bye-law 27 extends to any Person acting as a Director, Secretary or other Officer in the reasonable belief that they have been appointed or elected, notwithstanding any defect in such appointment or election.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS


          Exhibit No.        Description

          5 Opinion of Conyers Dill & Pearman regarding legality.

          23.1               Consent of Independent Accountants.

          23.2               Consent of Conyers Dill & Pearman (included in
                             Exhibit 5 hereto).

          24.1 Power of Attorney (included on the signature page to this Registration Statement).

          99.1               The 1995 Stock Option Plan of Foster Wheeler Inc.
                             as Amended and Restated as of May 22, 2002.

ITEM 9.   UNDERTAKINGS

a)   The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any
          of  the  securities   being  registered  that  remain  unsold  at  the
          termination of the offering.

b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant, Foster Wheeler Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clinton, Hunterdon County, State of New Jersey on the 22 day of May, 2002.



                                FOSTER WHEELER LTD.


                                By: /s/ Lisa Fries Gardner
                                    --------------------------------------------
                                    Lisa Fries Gardner
                                    Vice President and Secretary

          Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Lisa Fries Gardner, Vice President and Secretary, his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.




Signature                                            Title                                                Date


/s/ Raymond J. Milchovich                   Chairman, President, Chief Executive Officer             May 22, 2002
------------------------------------        and Director (Principal Executive Officer)
Raymond J. Milchovich


/s/ Robert D. Iseman                        Vice President and Treasurer                             May 22, 2002
------------------------------------        (Acting Principal Financial Officer)
Robert D. Iseman


/s/ Thomas J. Mazza                         Vice President and Controller                            May 22, 2002
------------------------------------        (Principal Accounting Officer)
Thomas J. Mazza


/s/ Eugene D. Atkinson                      Director                                                 May 22, 2002
------------------------------------
Eugene D. Atkinson


/s/ John P. Clancey                         Director                                                 May 22, 2002
------------------------------------
John P. Clancey


                                       4




Signature                                            Title                                                Date


/s/ David J. Farris                         Director                                                 May 22, 2002
------------------------------------
David J. Farris


/s/ E. James Ferland                        Director                                                 May 22, 2002
------------------------------------
E. James Ferland


/s/ Martha Clark Goss                       Director                                                 May 22, 2002
------------------------------------
Martha Clark Goss


/s/ Victor A. Hebert                        Director                                                 May 22, 2002
------------------------------------
Victor A. Hebert


/s/ Constance J. Horner                     Director                                                 May 22, 2002
------------------------------------
Constance J. Horner


/s/ Joseph J. Melone                        Director                                                 May 22, 2002
------------------------------------
Joseph J. Melone


/s/ James E. Schessler                      Senior Vice President and Director                       May 22, 2002
------------------------------------
James E. Schessler


/s/ John E. Stuart                          Director                                                 May 22, 2002
------------------------------------
John E. Stuart



                                  EXHIBIT INDEX




     Number       Description

       5          Opinion of Conyers Dill & Pearman regarding legality.

       23.1       Consent of Independent Accountants.

       23.2 Consent of Conyers Dill & Pearman (included in Exhibit 5 hereto).

       24.1 Power of Attorney (included on the signature page to this Registration Statement).

       99.1 The 1995 Stock Option Plan of Foster Wheeler Inc. as Amended and Restated May 22, 2002.




                                       6